                                                                   EXHIBIT 10.34

                        Confidential treatment requested.
                  Confidential portions indicated by "[*****]"
                     have been omitted and filed separately
                  with the Securities and Exchange Commission.

                           RESEARCH SERVICES AGREEMENT

                                     BETWEEN

                           VION PHARMACEUTICALS, INC.

                                       AND

                              ELI LILLY AND COMPANY



VION PHARMACEUTICALS, INC.
FOUR SCIENCE PARK
NEW HAVEN, CONNECTICUT 06511
("Company")

and

ELI LILLY AND COMPANY
LILLY CORPORATE CENTER
INDIANAPOLIS, INDIANA 46285
("Lilly")

establish this agreement ("Agreement") to govern the conduct of the services effective as of the date of last signature on this Agreement, in connection with the translational research collaborations in pancreas cancer and non-small cell lung cancer ("Research Projects"). The translational research protocol governing the identification of molecular markers in tumor tissue taken from patients participating in a Phase II Study of Triapine in combination with Gemzar in Patients with Pancreatic Cancer ("Pancreas Trial") is attached hereto as Exhibit
A. The translational research protocol governing the identification of molecular markers in tumor tissue taken from patients participating in a Phase II Study of Triapine in combination with Gemzar in Patients with Non Small Cell Lung Cancer ("Lung Trial") is attached hereto as Exhibit B. The Pancreas Trial and the Lung Trial may be referred to jointly as the "Clinical Trials". This Agreement is not an exclusive contract. This Agreement shall continue to be effective until all obligations to be performed under this Agreement are complete unless earlier terminated consistent with Article XII of this Agreement.


                                    Article I
                                    Services

     Section 1.01. Company will provide the following services ("Services"):

     (a) Company will ensure that a number of investigators participating in the Clinical Trials also participate in the Research Projects.

     (b) Company will ensure that investigators participating in the Research Projects are informed of the need to send properly packaged tumor tissues to the laboratory agreed upon between Lilly and Company in order to facilitate the analyses specified for the Research Projects. All such tissue samples are, and shall remain, Company Proprietary Materials, as defined in Section 7.02.

     (c) Company agrees to direct investigators participating in the Clinical Trials, via the protocol or any other appropriate means, to take necessary steps, including but not limited to gaining necessary approvals to permit Company to provide Lilly with access to the appropriate clinical data from the Clinical Trials. Company agrees to provide Lilly with access to all the clinical data from the Clinical Trials relating to the subjects for whom samples have been submitted for the Research Projects, as well as all of the data from the Research Projects within a reasonable time after Lilly requests the data.

     Section 1.02. Lilly will appoint [*****] as a service provider ("Principal Service Provider") to be responsible for the Lab Analysis (as hereinafter defined). The Principal Service Provider will perform and/or coordinate performance of the laboratory analysis as specified in the Research Projects ("Lab Analysis") with representatives designated by Lilly and Company, which representatives shall have responsibility over all matters related to performance of the Lab Analysis on behalf of Lilly and Company, respectively. Company and Lilly further agree that [*****] is the designated Lilly representative and [*****] is the designated Company representative.


                                   Article II
                                     Payment

     Section 2.01. In consideration of the Services to be provided under this Agreement, the budget ("Budget") attached hereto as Exhibit C, indicates that a maximum amount of [*****] will be paid to Company. All payments due under the Budget will be paid in accordance with the schedule set forth in Exhibit C.

In addition, Lilly agrees to provide Company with an adequate supply of Gemzar to be used solely for individuals participating in the Clinical Trials.

     Section 2.02. Company will submit reports listing the work performed and amounts due in accordance with the Budget to:

         Eli Lilly and Company
         Attn: [*****]
         Lilly Corporate Center
         Drop Code 6065
         Indianapolis, Indiana 46285

                                   Article III
                     Compliance with Government Regulations

     Section 3.01. Company will perform the Services in accordance with generally accepted professional standards as well as standards reasonably designated by Lilly in writing. Company also will comply with federal, state and local laws, regulations and standards applicable to the Services. Specifically, Company will comply with all applicable privacy laws and regulations in connection with the performance of the Research Projects. Lilly shall, and shall ensure that the Principal Service Provider will, perform their respective designated activities hereunder, including without limitation, the Lab Analysis, in accordance with generally accepted professional standards and will comply with federal, state and local laws, regulations and standards applicable to such activities, including without limitation, all applicable privacy laws and regulations in connection with the performance of the Research Projects.

                                   Article IV
                                 Company Visits

     Section 4.01. Lilly and Lilly-designated representatives may visit Company at reasonable times and during normal business hours to observe the progress of the Services. Company will assist Lilly in scheduling such visits. Information obtained from such visits may be shared with Lilly and Lilly-designated representatives. All such information shall be considered Company Proprietary Materials and subject to Article VI.

                                    Article V
                           Regulatory Authority Visits

     Section 5.01. At Lilly's request, a representative of Company shall accompany Lilly to meet with representatives of the U.S. Food and Drug Administration ("FDA"), U.S. Environmental Protection Agency ("EPA"), or similar domestic or foreign regulatory agencies (collectively "Regulatory Authority") to explain or discuss any and all aspects of the Services. Such visit or visits to the Regulatory Authority shall be arranged at times mutually agreeable to Lilly and Company. All reasonable travel and living expenses incurred by Company in connection with such visits shall be reimbursed by Lilly. Lilly shall pay Company $[*****] for each day or part thereof for each Company representative that so accompanies Lilly.

     Section 5.02. Company shall notify Lilly of any request from a Regulatory Authority, other federal or state agencies or any other third-party to inspect or otherwise gain access to the information, data or materials pertaining to the Services performed by Company under this Agreement. Company shall notify Lilly of such requests prior to permitting any third-party access unless prior notice is not possible.

     Section 5.03. Company agrees to permit inspection of such information, data and materials by authorized representatives of the Regulatory Authority and as otherwise required by law. During such inspections, Company shall provide appropriate scientific and quality assurance support for its Services. Lilly reserves the right to provide additional scientific and quality assurance support during regulatory inspections as related to the Services.

                                   Article VI
                           Confidentiality and Non-Use

     Section 6.01. Except as provided in Section 6.02, all proprietary information provided to either party (the "Receiving Party") by the other party or its designated representatives (the "Disclosing Party") in connection with the Services, including without limitation, the Lilly Proprietary Materials and Company Proprietary Materials (as such terms are defined in Sections 7.01 and 7.02, below), will be kept in confidence and not used for any purpose not expressly provided for in this Agreement for at least [*****] after the termination or conclusion of the Services, except to the extent that the Disclosing Party gives written permission or particular information is required by laws or regulations to be disclosed to local regulatory agencies or the FDA. To the extent disclosure is requested by any other person or entity, the Receiving Party shall promptly notify the Disclosing Party and shall not disclose any information without the Disclosing Party's prior written consent. If such disclosure is sought by a third party under a claim of legal right, the Receiving Party will reasonably cooperate with the Disclosing Party in the event Disclosing Party wishes to take legal action to challenge such claim or the disclosure; provided, however, the Receiving Party in no event shall be obligated to defy any law, regulation or judicial or governmental order. Company and Lilly shall each be responsible for ensuring that its employees, contractors and agents are obligated to these same terms of confidentiality and non-use. The terms of confidentiality and non-use set forth herein shall apply to tangible materials delivered, and proprietary information that is orally or visually conveyed, by either party or its designated representatives to the other party under this Agreement. The terms shall also supersede any prior terms of confidentiality and non-use agreed to by the parties in connection with the Services. The terms of this Agreement shall also be considered confidential information and may be disclosed only to the extent required by law or as permitted in Section 11.01(2).

     The foregoing obligations of confidentiality and non-use will not apply to information that:

     (1) is or later becomes part of the public domain other than through the Receiving Party's act or omission;

     (2) was known by Receiving Party prior to disclosure by the Disclosing Party or becomes known from an independent source or third party under no obligation to the Disclosing Party or any other third party to keep such information confidential, as can be shown by prior written documentation; or

     (3) is independently developed, as shown by written documentation, by the Receiving Party's personnel who have not had access to such confidential information provided by the Disclosing Party.

     Section 6.02. Notwithstanding the foregoing Section 6.01, Company may use the data and results of the Research Projects to develop and commercialize Triapine. In connection with such right, Company may disclose such data and results to potential collaboration partners or to any potential acquirer, merger partner or potential provider of financing and their advisors; provided, the recipient of such data and results enters into confidentiality undertakings no less restrictive than those contained in this Agreement.


                                   Article VII
                     Proprietary Materials and Publications

     Section 7.01. Except as provided in Sections 7.02 and 7.03, Lilly shall have all right and title to [*****] that is generated in connection with the Services by Company ("Lilly Proprietary Materials"). The Company hereby assigns all right, title and interest that it has or may acquire in the Lilly Proprietary Materials to Lilly. The Company agrees to execute without further consideration all assignments or other documents that may be necessary or helpful to establish Lilly's ownership of Lilly Proprietary Materials.

     Section 7.02. Company possesses certain documentation, reports, records, data, specimens or other intellectual property that existed before the parties entered into this Agreement or will be generated outside the scope of the Research Projects, including without limitation, documentation, reports, data, specimens, including without limitation the tissue specimens provided under
Section 1.01(b), or other intellectual property relating to Triapine or the Clinical Trials ("Company Proprietary Materials"). Company Proprietary Materials and any improvements or modifications thereto that may be created hereunder are, and shall continue to be, owned by Company. Lilly hereby assigns all right, title and interest that it has or may acquire in the Company Proprietary Materials to Company. Lilly agrees to execute without further consideration all assignments or other documents that may be necessary or helpful to establish Company's ownership of Company Proprietary Materials. Any Company Proprietary Materials delivered to Lilly may be used by Lilly only to the extent provided in this Agreement and shall remain subject to the confidentiality and non-use provisions of Article VI.

     Section 7.03. Lilly and Company shall jointly own [*****] ("Joint Intellectual Property"). Each of Lilly and Company may make, use, sell, keep license, assign or mortgage its interest in Joint Intellectual Property and otherwise undertake all activities a sole owner might undertake with respect to Joint Intellectual Property, without the consent of and without accounting to the other party. Each party will promptly disclose to the other the making, conception or reduction to practice of Joint Intellectual Property by employees or others acting on behalf of such party. Each party agrees to execute such assignments and take such further actions as a re reasonably necessary to vest in the other party the ownership rights set forth in this Section 7.03. The parties shall cooperate in patent prosecution, maintenance and enforcement relating to Joint Intellectual Property. Each party shall make its employees, agents or consultants available to the other party to the extent reasonably necessary in connection with the foregoing. Each party will keep the other party informed of the status of any patent applications filed with respect to Joint Intellectual Property.

     Section 7.04. Within six months following the completion of the Services, Company shall contact Lilly and identify all Lilly Proprietary Materials in the possession or control of Company which have not already been forwarded to Lilly. With the exception of raw data in paper, magnetic, electronic and digital form and any other documents Company must reasonably retain to meet regulatory requirements, all Lilly Proprietary Materials will be transferred to Lilly pursuant to instruction by Lilly. Within sixty (60) days following completion of the Research Projects, Lilly shall provide to Company a copy of all data and results of the Research Projects.

     Section 7.05. Raw data in paper, magnetic, electronic and digital form and other documents created by Company in connection with the Services which must be retained by Company to meet regulatory requirements will be retained by the Company for [*****] commencing upon conclusion or termination of the Services. After the [*****] period ends, at the request of the Company and subject to applicable laws or regulations, such data and documents shall be delivered to Lilly, be destroyed or be retained by the Company for a standard storage fee to be agreed upon by the parties.

     Section 7.06. Company will be free to publish and present the results of the Research Projects subject to the following conditions: Lilly will be furnished with a copy of any proposed publication or presentation for review and comment [*****] prior to such presentation or submission for publication. Such [*****] period does not begin until receipt of the proposed publication or presentation at Lilly in Indianapolis, Indiana. At the expiration of such [*****] period, Company may proceed with the presentation or submission for publication; provided, however, that in the event Lilly has notified Company in writing that Lilly reasonably believes that prior to such publication or presentation it must take action to protect its intellectual property interests, such as the filing of a patent application claiming an invention or a trademark registration application, or taking action to protect its data package exclusivity interests, Company shall either (1) delay such publication or presentation for an additional [*****] or until the foregoing action(s) have been taken, whichever shall first occur, or (2) if Company is unwilling to delay the publication, Company will remove from the publication or presentation the information which Lilly has specified it reasonably believes would jeopardize its intellectual property interests. Under certain circumstances, a shorter review period may be granted in writing by Lilly. Company will assist Lilly in obtaining reprints of Company publications resulting from the Research Project.

                                  Article VIII
                             Independent Contractor

     Section 8.01. Both Company and Lilly will be acting as independent contractors and not as an agent, partner or employee of the other party. Neither Company nor Lilly will have any authority to make agreements with third parties that are binding on the other party.


                                   Article IX
                                  Force Majeure

     Section 9.01. Company shall be excused from performing its obligations under this Agreement if performance is delayed or prevented by any cause beyond Company's control, including but not limited to, acts of nature, fire, explosion, disease, weather, war, insurrection, civil strife, riots, government action or power failure ("Disability"). Performance shall be excused only to the extent of and during the reasonable continuance of such Disability. Any deadline or time for performance specified which falls due during or subsequent to the occurrence of any of the Disability shall be automatically extended for a period of time equal to the period of such Disability. Company will immediately notify Lilly if, by reason of any of the Disability, Company is unable to meet any specified deadline or time for performance.


                                    Article X
                             Debarment Certification

     Section 10.01. Each of Company and Lilly agree that it is not and has not been debarred or disqualified from participating in clinical research by any United States regulatory authority or by any other regulatory authority, and that each of Company and Lilly will not use or involve any person or organization in connection with the Services, the Research Projects or the Lab Analysis that is or has been debarred or disqualified by any regulatory authority from participating in clinical research. In the event that Company, Lilly or any person or organization Company or Lilly uses or involves in connection with the Services, the Research Projects or the Lab Analysis should become debarred or disqualified during the course of the Research Projects, Company and Lilly each agree to promptly notify the other in writing.


                                   Article XI
                                    Publicity

     Section 11.01. Consistent with the obligations of Confidentiality and Non-Use set forth above, Company agrees to the following:

     (1) Company will not use the name of Lilly at any educational or scientific conferences or in any publication without prior written permission from Lilly.

     (2) Lilly must approve, in writing, press statements regarding the Services before the statements are released. The initial press release announcing this Agreement, the text of which is provided in Exhibit D, has been approved by Lilly.

     (3) During and after the Services, Company may receive inquiries from reporters or financial analysts. Company agrees to confer with Lilly's Corporate Communications Department (317-276-3655) before responding to such inquiries to the extent such inquiries involve the disclosure of Lilly's Proprietary Materials or the terms of this Agreement.

     (4) Neither Lilly nor Company will use the name or names of the other party or their employees in any advertising or sales promotional material or in any publication without prior written permission.


                                   Article XII
                                   Termination

     Section 12.01. Either party may terminate this Agreement at any time for any reason prior to completion by giving thirty (30) days written notice to the other party.

     Section 12.02. Except as provided in Section 7.03, immediately upon the earlier of, termination of this Agreement by either party or completion of the Services, each party agrees to return to the other party all of such other party's confidential information and Proprietary Materials of a returnable nature that may have been provided hereunder. Following completion of the Clinical Trials, Company shall return, retain or dispose of any Lilly drug which may have been provided by Lilly in connection with the Services in accordance with instructions to be provided by Lilly and regulatory requirements.

     Section 12.03. In the event of termination, Company will use its best efforts to reduce cost to Lilly. Payments will be made for all Services performed up to the date of termination and reasonable non-cancelable costs incurred in connection with the Services in accordance with the terms of this Agreement. If an advance was paid or if any other payments exceed the amount owed for Services performed, Company agrees to return the excess balance to Lilly.

     Section 12.04. The obligations under Regulatory Authority Visits, Confidentiality and Non-Use, Proprietary Materials, Publications, Publicity, Notice and Law and Venue shall survive the expiration, termination or cancellation of this Agreement.

                                  Article XIII
                            Assignment and Amendment

     Section 13.01. This Agreement shall not be assigned by Company without the prior written consent of Lilly; provided that without such prior Lilly consent, this Agreement may be assigned to successor to all or substantially all of the assets of Company to which this Agreement pertains.

     Section 13.02. Except as provided in Section 1.02, Company shall not sub-contract all or portions of this Agreement without prior written approval from Lilly. Company may submit to Lilly for approval of sub-contractors. In the event that Lilly approves the use of a sub-contractor for all or a portion of the Services under this Agreement, Company must ensure that the sub-contractor is held to the same terms to which Company is held in this Agreement, including but not limited to, Compliance with Government Regulations, Confidentiality and Non-Use, Company Visits, and Proprietary Materials and Publications. Company agrees that it has policies and procedures for the selecting, auditing, assessing and monitoring of sub-contractors. To the extent that the Principal Service Provider or any other third party performs any portion of the Research Projects at the direction of Lilly, including without limitation, the Lab Analysis, Lilly shall ensure that such third parties are held to the same terms to which Lilly is held in this Agreement, including but not limited to, Compliance with Government Regulations, Confidentiality and Non-Use, and Proprietary Materials and Publication. Lilly agrees that it has policies and procedures for the selecting, auditing, assessing and monitoring of such third parties.

      Section 13.03. Any amendments or revisions to this Agreement must be proposed in writing by either party and accepted in writing by both parties before they shall become effective and binding.

                                   Article XIV
                                     Notice

     Section 14.01. All notices required to be in writing under this Agreement shall be delivered personally, by courier, sent by telegram or mailed to the parties at the addresses set forth below or such other addresses as the parties may designate in writing.

     If to Lilly Law Division:                If to Company:

     Eli Lilly and Company                    Vion Pharmaceuticals, Inc.
     Drop Code 1104                           Four Science Park
     Lilly Corporate Center                   New Haven, CT 06511
     Indianapolis, Indiana 46285
     Attention: [*****]                       Attention: [*****]

                                   Article XV
                                     Waiver

     Section 15.01. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition or of any other term, provision or condition of this Agreement.

     Section 15.02. No remedies described in this Agreement shall be construed to limit or reduce either party's rights to any additional remedies available at common law or in equity.

                                   Article XVI
                                  Law and Venue

     Section 16.01. This Agreement shall be construed an accordance with the laws of the State of Connecticut, without regard to its choice of law provisions.

     Section 16.02. In the event a dispute arises between or among the parties over the interpretation and application of this Agreement, the parties shall attempt to settle such dispute first by negotiation and consultation between themselves. The parties also will consider alternative dispute resolution as a means of resolving any such dispute.

     Section 16.03. This Agreement represents the entire understanding between the parties and supersedes all other agreements, express or implied, between the parties concerning the subject matter hereof. This Agreement has been thoughtfully considered by the parties and, consequently, shall not be strictly construed against either party.

     If the foregoing is acceptable, please sign the enclosed Agreements and return one original to [*****]


ELI LILLY AND COMPANY                         ELI LILLY AND COMPANY



-----------------------------                 ---------------------------------
[*****]                                       [*****]

                                              ---------------------------------
                                              [*****]

                                              ---------------------------------
                                              [*****]

                                              August 25, 2003
-----------------------------                 ----------------------------------
Date                                          Date

AGREED AND ACCEPTED:

VION PHARMACEUTICALS, INC.



-----------------------------
[*****]

September 8, 2003
-----------------------------
Date

                                    EXHIBIT A

                        RESEARCH PROJECT: PANCREAS TRIAL


                            Confidential Information

          The information contained in this protocol is confidential and is intended for the use of clinical investigators. It is the property of Eli Lilly and Company or its subsidiaries and should not be copied by or distributed to persons not involved in the clinical investigation of gemcitabine hydrochloride (LY188011) unless such persons are bound by a confidentiality agreement with Eli Lilly and Company or its subsidiaries.

                    Companion Translational Research Protocol





                           Eli Lilly and Company
                           Vion Pharmaceuticals, Inc.

                    Companion Translational Research Protocol




1.   Introduction


     While new chemotherapeutic agents have improved response rates and median survival times, the overall impact of new therapies on lung cancer still must be considered limited. As a result, investigators are using other strategies to improve patient outcome. One of the more interesting approaches involves the identification of molecular markers that can serve as predictors of response to specific treatments. For example, high levels of the gene product for the excision repair cross-complementing 1 (ERCC1) gene, which is crucial in the repair of cisplatin (CDDP)-DNA adducts, is reported to negatively influence the effectiveness of CDDP-based therapy for gastric and ovarian cancers (Dabholkar et al. 1994; Metzger et al. 1998). Lord et al. have shown that patients whose tumors expressed low levels of ERCC1 had a higher median overall survival (61.6 weeks, 95% CI 42.4 to 80.7) when compared with patients with high expression tumors (20.4 weeks, 95% CI 6.9 to 33.9), in patients receiving the combination of gemcitabine and cisplatin (Lord et al. 2002). With respect to gemcitabine, over expression of ribonucleotide reductase has been correlated with resistance to gemcitabine in human oropharyngeal epidermoid carcinoma KB cell lines (Goan et al. 1999) whereas sensitization of gastrointestinal cancer cell lines to gemcitabine has been correlated to downregulation of the ribonucleotide reductase (RR) M2 subunit (Jung et al. 2001). Also, low RR M1 subunit levels have shown a tendency toward correlation with better response in patients treated with cisplatin and gemcitabine (Rosell et al. 2002). At this point, it is unclear if any of the identified molecular markers are predictive of a response to specific therapies or are general prognostic indicators of response to all therapies. However, it is hoped thatidentification of molecular markers predictive of response to specific therapeutic regimens will eventually lead to tailored patient-specific cancer therapy, and ultimately improved treatment outcome.


TRIAPINE'r' (3-aminopyridine-2-carboxaldehyde thiosemicarbazone) is a potent small molecule inhibitor of ribonucleotide reductase (references in parent protocol). [*****]

--------------------------------------------------------------------------------
                             Protocol Attachment .1.
                               Protocol Signatures
--------------------------------------------------------------------------------


                               Protocol Signatures



I confirm that I have read this protocol, I understand it, and I will work according to this protocol. I will conduct this study in a manner that is in accordance with the ethical principles and the applicable laws and regulations of my local region. I will promptly submit the protocol to applicable ethical review board(s). I confirm that if I or any of my staff are members of the ethical review board, we will abstain from voting on this protocol.

                  Instructions to the investigator: Please SIGN and DATE both copies of this signature page. PRINT your name, title, and the name of the facility in which the study will be conducted on both copies. Return one of the signed copies to Lilly.




-------------------------------------------------    ---------------------------
Signature of Investigator                                        Date


-------------------------------------------------
Investigator Name (print or type)


-------------------------------------------------
Investigator Title


-------------------------------------------------
Name of Facility


-------------------------------------------------
Location of Facility
(City, State (if applicable), Country)


-------------------------------------------------    ---------------------------
Signature of Representative of                                   Date
Vion Pharmaceuticals (or Subsidiary)


-------------------------------------------------
Title of Representative of Vion Pharmaceuticals (or Subsidiary)

                               Protocol Signatures




I confirm that I have read this protocol, I understand it, and I will work according to this protocol. I will conduct this study in a manner that is in accordance with the ethical principles and the applicable laws and regulations of my local region. I will promptly submit the protocol to applicable ethical review board(s). I confirm that if I or any of my staff are members of the ethical review board, we will abstain from voting on this protocol.

                  Instructions to the investigator: Please SIGN and DATE both copies of this signature page. PRINT your name, title, and the name of the facility in which the study will be conducted on both copies. Return one of the signed copies to Lilly.



-------------------------------------------------    ---------------------------
Signature of Investigator                                        Date


-------------------------------------------------
Investigator Name


-------------------------------------------------
Investigator Title


-------------------------------------------------
Name of Facility


-------------------------------------------------
Location of Facility
(City, State (if applicable), Country)


-------------------------------------------------    ---------------------------
Signature of Representative of                                   Date
Eli Lilly and Company (or Subsidiary)


-------------------------------------------------
Title of Representative of Eli Lilly and Company (or Subsidiary)

                                    EXHIBIT B

                          RESEARCH PROJECT: LUNG TRIAL


                            Confidential Information

                  The information contained in this protocol is confidential and is intended for the use of clinical investigators. It is the property of Eli Lilly and Company or its subsidiaries and should not be copied by or distributed to persons not involved in the clinical investigation of gemcitabine hydrochloride (LY188011) unless such persons are bound by a confidentiality agreement with Eli Lilly and Company or its subsidiaries.

                    Companion Translational Research Protocol





                              Eli Lilly and Company

                    Companion Translational Research Protocol




1.   Introduction


     The overall impact of current and newer therapies on pancreatic cancer must be considered limited. As a result, investigators are using other strategies to improve patient outcome. One of the more interesting approaches involves the identification of molecular markers that can serve as predictors of response to specific treatments. For example, high levels of the gene product for the excision repair cross-complementing 1 (ERCC1) gene, which is crucial in the repair of cisplatin (CDDP)-DNA adducts, is reported to negatively influence the effectiveness of CDDP-based therapy for gastric and ovarian cancers (Dabholkar et al. 1994; Metzger et al. 1998). Lord et al. have shown that patients whose tumors expressed low levels of ERCC1 had a higher median overall survival (61.6 weeks, 95% CI 42.4 to 80.7) when compared with patients with high expression tumors (20.4 weeks, 95% CI 6.9 to 33.9), in patients receiving the combination of gemcitabine and cisplatin (Lord et al. 2002). With respect to gemcitabine, over expression of ribonucleotide reductase has been correlated with resistance to gemcitabine in human oropharyngeal epidermoid carcinoma KB cell lines (Goan et al. 1999) whereas sensitization of gastrointestinal cancer cell lines to gemcitabine has been correlated to downregulation of the ribonucleotide reductase (RR) M2 subunit (Jung et al. 2001). Also, low RR M1 subunit levels have shown a tendency toward correlation with better response in NSCLC patients treated with cisplatin and gemcitabine (Rosell et al. 2002). At this point, it is unclear if any of the identified molecular markers are predictive of a response to specific therapies or are general prognostic indicators of response to all therapies. However, it is hoped that identification of molecular markers predictive of response to specific therapeutic regimens will eventually lead to tailored patient-specific cancer therapy, and ultimately improved treatment outcome.


TRIAPINE'r' (3-aminopyridine-2-carboxaldehyde thiosemicarbazone) is a potent small molecule inhibitor of ribonucleotide reductase (references in parent protocol). [*****]

--------------------------------------------------------------------------------
                             Protocol Attachment .1.
                               Protocol Signatures
--------------------------------------------------------------------------------


I confirm that I have read this protocol, I understand it, and I will work according to this protocol. I will conduct this study in a manner that is in accordance with the ethical principles and the applicable laws and regulations of my local region. I will promptly submit the protocol to applicable ethical review board(s). I confirm that if I or any of my staff are members of the ethical review board, we will abstain from voting on this protocol.

                  Instructions to the investigator: Please SIGN and DATE both copies of this signature page. PRINT your name, title, and the name of the facility in which the study will be conducted on both copies. Return one of the signed copies to Lilly.



-------------------------------------------------    ---------------------------
Signature of Investigator                                        Date


-------------------------------------------------
Investigator Name (print or type)


-------------------------------------------------
Investigator Title


-------------------------------------------------
Name of Facility


-------------------------------------------------
Location of Facility
(City, State (if applicable), Country)


-------------------------------------------------    ---------------------------
Signature of Representative of                                   Date
Vion Pharmaceuticals (or Subsidiary)


-------------------------------------------------
Title of Representative of Vion Pharmaceuticals (or Subsidiary)

                               Protocol Signatures




I confirm that I have read this protocol, I understand it, and I will work according to this protocol. I will conduct this study in a manner that is in accordance with the ethical principles and the applicable laws and regulations of my local region. I will promptly submit the protocol to applicable ethical review board(s). I confirm that if I or any of my staff are members of the ethical review board, we will abstain from voting on this protocol.

                  Instructions to the investigator: Please SIGN and DATE both copies of this signature page. PRINT your name, title, and the name of the facility in which the study will be conducted on both copies. Return one of the signed copies to Lilly.



-------------------------------------------------    ---------------------------
Signature of Investigator                                        Date


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Investigator Name


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Investigator Title


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Name of Facility


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Location of Facility
(City, State (if applicable), Country)


-------------------------------------------------    ---------------------------
Signature of Representative of                                   Date
Eli Lilly and Company (or Subsidiary)


-------------------------------------------------
Title of Representative of Eli Lilly and Company (or Subsidiary)

                                    EXHIBIT C

                                     BUDGET

        [*****]

                                    EXHIBIT D
                                  PRESS RELEASE

                                   [Vion logo]

                                COMPANY CONTACT:

                                                      Vion Pharmaceuticals, Inc.

                                                      Howard B. Johnson, CFO
                                                      (203) 498-4210 phone

Vion and Lilly Enter into Research Services Agreement

NEW HAVEN, CT, July XX, 2003 - VION PHARMACEUTICALS, INC. (NASDAQ SMALLCAP:
VION) announced today that it had entered into a research services agreement with Eli Lilly and Company ("Lilly") related to the Phase 2 trials of its anticancer agent Triapine'r' in combination with Lilly's anticancer agent, Gemzar'r'.

The agreement relates to the measurement of the expression of several genes in tumor tissue and blood samples from patients participating in Vion's Phase 2 trials of the combination therapy in non-small-cell lung cancer and pancreatic cancer.

Dr. Mario Sznol, Vice President, Clinical Affairs, stated, "We are very pleased to collaborate with Lilly scientists on correlative scientific studies in patients entered in our Triapine'r' and Gemzar'r' combination trials." He added, "The types of studies that will be conducted may provide greater understanding of the genetic makeup of patients and their tumors that determine responsiveness to Gemzar'r', and could also identify populations of patients that could benefit from the addition of Triapine'r' to Gemzar'r'."

Triapine'r' is designed to be a potent inhibitor of ribonucleotide reductase, an enzyme important for DNA synthesis. Gemzar'r' is a nucleoside analogue sold for the treatment of certain solid tumors by Eli Lilly & Company.

Vion Pharmaceuticals, Inc. is a biopharmaceutical company developing novel agents for the treatment of cancer. Vion's portfolio of agents includes:
Triapine'r', a potent inhibitor of a key step in DNA synthesis; VNP40101M, a unique DNA alkylating agent; and TAPET'r', a modified Salmonella vector used to deliver anticancer agents directly to tumors. For additional information on Vion and its research and product development programs, visit the company's Internet web site at www.vionpharm.com.

This news release contains forward-looking statements. Such statements are subject to certain risk factors which may cause Vion's plans to differ or results to vary from those expected, including Vion's ability to continue as a going concern, which is dependent on securing external sources of funding to continue its operations, the inability to access capital and funding on favorable terms, continued operating losses and the inability to continue operations as a result, its dependence on regulatory approval for its products, delayed or unfavorable results of drug trials, the possibility that favorable results of earlier clinical trials are not predictive of safety and efficacy results in later clinical trials, the need for additional research and testing, and a variety of other risks set forth from time to time in Vion's filings with the Securities and Exchange Commission, including but not limited to the risks discussed in Vion's Annual Report on Form 10-K for the year ended December 31, 2002. Except in special circumstances in which a duty to update arises under law when prior disclosure becomes materially misleading in light of subsequent events, Vion does not intend to update any of these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.